UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2008

PERFORMANCE TECHNOLOGIES, INCORPORATED

Commission file number 0-27460

Incorporated pursuant to the Laws of the State of Delaware

Internal Revenue Service – Employer Identification No. 16-1158413

205 Indigo Creek Drive, Rochester, New York 14626

(585)256-0200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On April 24, 2008, Performance Technologies, Incorporated issued a press release announcing its results of operations for the quarter ending March 31, 2008. A copy of the press release is being furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

(99.1) Press release issued by Performance Technologies, Incorporated on April 24, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANCE TECHNOLOGIES, INCORPORATED

April 28, 2008	By	/s/ John M. Slusser
John M. Slusser President and Chief Executive Officer

April 28, 2008	By	/s/ Dorrance W. Lamb
Dorrance W. Lamb Chief Financial Officer and Senior Vice President of Finance

For more information contact:

Dorrance W. Lamb

SVP and Chief Financial Officer

Performance Technologies

585-256-0200 ext. 7276

http://www.pt.com

finance@pt.com

Performance Technologies Announces

First Quarter 2008 Financial Results

“Company Reports $.05 earnings per share for the latest quarter”

ROCHESTER, NY – April 24, 2008 -- Performance Technologies, Inc. (NASDAQ: PTIX), a leading developer of communication platforms and systems, today announced its financial results for the first quarter 2008.

Revenue in the first quarter 2008 amounted to $11.0 million, compared to $9.4 million in the first quarter 2007.

Net income in the first quarter 2008 amounted to $.6 million, or $.05 per diluted share, including stock-based compensation expense of $.2 million, or $.01 per share, based on 11.7 million shares outstanding. Net loss for the first quarter 2007 amounted to $.6 million, or $.05 per basic share, including stock-based compensation expense of $.2 million, or $.01 per share, based on 13.2 million shares.

The Company had 11.7 million common shares outstanding at March 31, 2008. The decline in the number of common shares outstanding from a year earlier is primarily attributable to the Company repurchasing approximately 1.6 million common shares in the open market for an aggregate purchase price of approximately $8.1 million. Cash and investments amounted to $35.7 million, or $3.04 per share, and the Company had no long-term debt at March 31, 2008.

“We are pleased that our first quarter results exceeded the upper end of our earnings guidance,” said John Slusser, president and chief executive officer. “Our key initiatives of market diversification for our embedded systems products, revenue growth for our signaling systems products and emphasis on gross margin all demonstrated continued traction. Although the going forward visibility remains challenging and there are growing concerns about the overall economic climate, we believe 2008 is an important year for the Company to pursue evolving market opportunities to further strengthen its foundation for longer-term growth. During the year, we expect to make additional strategic investments in our signaling products and organization while continuing to focus on our near-term business potential.”

Business Overview and Guidance

The Company targets three vertical markets for its embedded systems products - telecommunications, aerospace and defense, and commercial. The OEM telecommunications market continues to be very challenging with limited broad-based infrastructure investments being made by carriers and service providers. Product demand from our aerospace and defense customers is project driven and shipments to these customers accelerated throughout 2007 as new network projects reached deployment. Demand for our signaling systems products continues to rise as carriers and service providers respond to the worldwide increase in text messaging and the cost saving benefits of migrating to IP-based networks. Management continues to expect shipments to its aerospace and defense customers and signaling deployments to grow more rapidly during 2008, than expected revenue declines of OEM telecommunications products.

The Company’s forward-looking visibility of customer orders continues to be very limited. Most of our embedded systems customers are placing orders for product only when they have orders in hand from their customers. This lack of customer visibility makes it challenging to forecast revenue and generally results in a substantial portion of the Company's revenue being derived from orders placed within a quarter and shipped in the final month of the same quarter.

The Company provides guidance only on earnings per share expected in the next quarter. Management anticipates results in the second quarter 2008 to range from a profit of $.02 per share to a loss of $.02 per share. These per share estimates exclude stock-based compensation expense, restructuring charges (if any) and discrete income tax items. In the second quarter 2008, stock-based compensation expense is expected to be approximately $.2 million, excluding any stock options that may be granted during the quarter.

More in-depth discussions of the Company's strategy and financial performance can be found in the Company's periodic reports on Form 10-K and Form 10-Q, as filed with the Securities and Exchange Commission.

About Performance Technologies (www.pt.com)

Performance Technologies (NASDAQ: PTIX) is a global supplier of integrated IP-based platforms and solutions for advanced communications networks and innovative computer system architectures. Our Embedded Systems Group offers robust application-ready platforms that incorporate open-standards based software and hardware, providing significantly accelerated end product deployment benefits for equipment manufacturers. Our Signaling Systems Group offers the SEGway™ product suite, which includes IP STPs, SS7 over IP transport solutions, and signaling gateways that enable lower operating costs through utilization of IP networks, thereby creating competitive advantages for carriers in existing and emerging markets.

Performance Technologies is headquartered in Rochester, New York. Additional engineering facilities are located in San Diego and San Luis Obispo, California; and Kanata, Ontario, Canada.

Forward Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. This press release contains forward-looking statements which reflect the Company's current views with respect to future events and financial performance, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and is subject to the safe harbor provisions of those Sections. The Company’s future operating results are subject to various risks and uncertainties and could differ materially from those discussed in the forward-looking statements and may be affected by various trends and factors which are beyond the Company’s control. These risks and uncertainties include, among other factors, general business and economic conditions, rapid technological changes accompanied by frequent new product introductions, competitive pressures, dependence on key customers, inability to gauge order flows from customers, fluctuations in quarterly and annual results, the reliance on a limited number of third party suppliers, limitations of the Company’s manufacturing capacity and arrangements, the protection of the Company’s proprietary technology, the dependence on key personnel, changes in critical accounting estimates, potential impairments related to goodwill and investments, foreign regulations and potential material weaknesses in internal control over financial reporting. In addition, during weak or uncertain economic periods, customers’ visibility deteriorates causing delays in the placement of their orders. These factors often result in a substantial portion of the Company’s revenue being derived from orders placed within a quarter and shipped in the final month of the same quarter. Forward-looking statements should be read in conjunction with the audited Consolidated Financial Statements, the Notes thereto, Risk Factors, and Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company as of December 31, 2007, as contained in the Company’s Annual Report on Form 10-K, and other documents filed with the Securities and Exchange Commission.

###

A conference call will be held on Friday, April 28 at 10:00 a.m., New York time, to discuss the Company’s financial performance for the first quarter 2008. All institutional investors can participate in the conference by dialing (866) 250-5144 or (416) 849-6163. The call will be available simultaneously for all other investors at (866) 494-3387 or (416) 915-1198. A digital recording of this conference call may be accessed immediately after its completion from April 25 through April 29, 2008. To access the recording, participants should dial (866) 245-6755 or (416) 915-1035 using passcode 443523. A live webcast of the conference call will be available on the Performance Technologies website at www.pt.com and will be archived to the site within two hours after the completion of the call.

PERFORMANCE TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited)

ASSETS

	March 31,	December 31,
	2008	2007
Current assets:
Cash and cash equivalents	$33,450,000	$15,592,000
Investments		14,150,000
Accounts receivable	7,386,000	7,933,000
Inventories	4,046,000	4,783,000
Prepaid income taxes	95,000	713,000
Prepaid expenses and other assets	730,000	916,000
Deferred taxes	2,011,000	2,037,000
Total current assets	47,718,000	46,124,000

Investment	2,251,000	2,500,000
Property, equipment and improvements	2,165,000	2,260,000
Software development costs	3,483,000	3,297,000
Deferred taxes	1,121,000	1,196,000
Goodwill	4,143,000	4,143,000
Total assets	$60,881,000	$59,520,000

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$ 1,354,000	$ 1,392,000
Accrued expenses	4,935,000	4,425,000
Total current liabilities	6,289,000	5,817,000

Income taxes payable	803,000	807,000
Total liabilities	7,092,000	6,624,000

Stockholders' equity:
Preferred stock
Common stock	133,000	133,000
Additional paid-in capital	15,677,000	15,483,000
Retained earnings	45,742,000	45,231,000
Accumulated other comprehensive loss	(127,000)
Treasury stock	(7,636,000)	(7,951,000)
Total stockholders' equity	53,789,000	52,896,000
Total liabilities and stockholders' equity	$60,881,000	$59,520,000

PERFORMANCE TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007
(unaudited)

	Three Months Ended
	March 31,
	2008	2007

Sales	$10,981,000	$ 9,356,000
Cost of goods sold	4,845,000	4,701,000
Gross profit	6,136,000	4,655,000

Operating expenses:
Selling and marketing	2,104,000	1,603,000
Research and development	2,412,000	2,910,000
General and administrative	1,182,000	1,320,000
Total operating expenses	5,698,000	5,833,000
Income (loss) from operations	438,000	(1,178,000)

Other income, net	389,000	433,000
Income before income taxes	827,000	(745,000)

Income tax provision (benefit)	236,000	(127,000)
Net income (loss)	$ 591,000	$ (618,000)

Basic earnings (loss) per share	$ .05	$ (.05)

Weighted average common shares	11,695,000	13,210,000

Diluted earnings per share	$ .05

Weighted average common and
common equivalent shares	11,728,000